EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

 CONTINENTAL AIRLINES REPORTS FEBRUARY 2005

OPERATIONAL PERFORMANCE

HOUSTON, Mar. 1, 2005 - Continental Airlines (NYSE: CAL) today reported a February consolidated (mainline plus regional) load factor of 73.9 percent, 4.5 points above last year's February consolidated load factor. The carrier reported a mainline load factor of 74.4 percent, 4.2 points above last year's February mainline load factor, and a domestic mainline load factor of 76.8 percent, 6.2 points above February 2004. All three were operational records for February. In addition, the airline had an international mainline February load factor of 71.5 percent, 2.0 points above February 2004.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 77.1 percent and a mainline completion factor of 99.6 percent.

In February 2005, Continental flew 5.3 billion consolidated revenue passenger miles (RPMs) and 7.2 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 6.6 percent and a capacity increase of 0.1 percent as compared to February 2004. In February 2005, Continental flew 4.7 billion mainline RPMs and 6.4 billion mainline ASMs, resulting in a mainline traffic increase of 5.1 percent and a mainline capacity decrease of 1.0 percent as compared to February 2004. Domestic mainline traffic was 2.7 billion RPMs in February 2005, up 0.7 percent from February 2004, and domestic mainline capacity was 3.6 billion ASMs, down 7.4 percent from February 2004. Year over year changes for RPMs and ASMs were affected by leap year in February 2004.

For the month of February 2005, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 1.0 and 2.0 percent compared to February 2004, while mainline RASM is estimated to have increased between 2.0 and 3.0 percent. For January 2005, both consolidated and mainline RASM increased 4.2 percent compared to January 2004.

Continental's regional operations (Continental Express) set a record February load factor of 70.1 percent, 6.9 points above last year's February load factor. Regional RPMs were 589.1 million and regional ASMs were 840.2 million in February 2005, resulting in a traffic increase of 21.1 percent and a capacity increase of 9.1 percent versus February 2004. The leap year also affected the year over year RPM and ASM changes in Continental Express.

Continental Airlines is the world's sixth-largest airline with more than 3,000 daily departures throughout the Americas, Europe and Asia.  The carrier serves 152 domestic and 122 international destinations, more than any other carrier in the world. Nearly 400 additional points are served via SkyTeam alliance airlines, which include Aeromexico, Air France/KLM, Alitalia, CSA Czech Airlines, Delta Air Lines, Korean Air and Northwest Airlines.  With 41,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and carries approximately 55 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture. For the second consecutive year, FORTUNE magazine named Continental the No. 1 Most Admired Global Airline on its 2005 list of Most Admired Global Companies. Continental was also included in the publication's annual "Top 50" list, which ranks all companies, across a wide variety of industries, that appear in the Global Most Admired Companies issue. Continental won major awards at the 2004 OAG Airline of the Year Awards including "Airline of the Year," "Best Airline Based in North America" and "Best Executive/Business Class." For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2003 10-K and its other securities filings, which identify important matters such as the consequences of failing to achieve the $500 million reduction in annual payroll and benefit costs by Feb. 28, 2005, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, regulatory matters and industry conditions, including the demand for air travel, the airline pricing environment, industry capacity decisions, regulatory matters and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

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PRELIMINARY TRAFFIC RESULTS
FEBRUARY	2005	2004	Change
REVENUE PASSENGER MILES (000)
Domestic	2,728,051	2,708,124	0.7	Percent

International	2,012,533	1,803,777	11.6	Percent
Transatlantic	807,410	700,760	15.2	Percent
Latin America	734,621	674,961	8.8	Percent
Pacific	470,501	428,057	9.9	Percent

Mainline	4,740,584	4,511,901	5.1	Percent
Regional	589,075	486,637	21.1	Percent
Consolidated	5,329,659	4,998,538	6.6	Percent
AVAILABLE SEAT MILES (000)
Domestic	3,553,366	3,836,231	(7.4)	Percent

International	2,815,846	2,594,230	8.5	Percent
Transatlantic	1,184,571	1,045,931	13.3	Percent
Latin America	986,968	956,958	3.1	Percent
Pacific	644,307	591,341	9.0	Percent

Mainline	6,369,212	6,430,461	(1.0)	Percent
Regional	840,154	770,143	9.1	Percent
Consolidated	7,209,366	7,200,604	0.1	Percent
PASSENGER LOAD FACTOR
Domestic	76.8 Percent	70.6 Percent	6.2	Points

International	71.5 Percent	69.5 Percent	2.0	Points
Transatlantic	68.2 Percent	67.0 Percent	1.2	Points
Latin America	74.4 Percent	70.5 Percent	3.9	Points
Pacific	73.0 Percent	72.4 Percent	0.6	Points

Mainline	74.4 Percent	70.2 Percent	4.2	Points
Regional	70.1 Percent	63.2 Percent	6.9	Points
Consolidated	73.9 Percent	69.4 Percent	4.5	Points

ONBOARD PASSENGERS
Mainline	3,162,799	3,087,706	2.4	Percent
Regional	1,071,540	920,156	16.5	Percent
Consolidated	4,234,339	4,007,862	5.7	Percent
CARGO REVENUE TON MILES (000)
Total	85,584	82,362	3.9	Percent
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PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2005	2004	Change
REVENUE PASSENGER MILES (000)
Domestic	5,590,071	5,435,913	2.8	Percent

International	4,397,834	3,839,070	14.6	Percent
Transatlantic	1,792,508	1,503,328	19.2	Percent
Latin America	1,572,836	1,419,076	10.8	Percent
Pacific	1,032,490	916,666	12.6	Percent

Mainline	9,987,905	9,274,983	7.7	Percent
Regional	1,207,675	956,659	26.2	Percent
Consolidated	11,195,580	10,231,642	9.4	Percent
AVAILABLE SEAT MILES (000)
Domestic	7,314,634	7,758,560	(5.7)	Percent

International	5,939,099	5,341,366	11.2	Percent
Transatlantic	2,511,609	2,156,899	16.4	Percent
Latin America	2,065,461	1,958,804	5.4	Percent
Pacific	1,362,029	1,224,757	11.2	Percent

Mainline	13,253,733	13,099,020	1.2	Percent
Regional	1,736,513	1,537,033	13.0	Percent
Consolidated	14,990,246	14,636,053	2.4	Percent
PASSENGER LOAD FACTOR
Domestic	76.4 Percent	70.1 Percent	6.3	Points

International	74.0 Percent	71.9 Percent	2.1	Points
Transatlantic	71.4 Percent	69.7 Percent	1.7	Points
Latin America	76.1 Percent	72.4 Percent	3.7	Points
Pacific	75.8 Percent	74.8 Percent	1.0	Points

Mainline	75.4 Percent	70.8 Percent	4.6	Points
Regional	69.5 Percent	62.2 Percent	7.3	Points
Consolidated	74.7 Percent	69.9 Percent	4.8	Points
ONBOARD PASSENGERS
Mainline	6,520,826	6,220,991	4.8	Percent
Regional	2,176,781	1,800,783	20.9	Percent
Consolidated	8,697,607	8,021,774	8.4	Percent
CARGO REVENUE TON MILES (000)
Total	166,994	157,848	5.8	Percent
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PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
FEBRUARY	2005	2004	Change
On-Time Performance [1]	77.1%	79.9%	(2.8)	Points
Completion Factor [2]	99.6%	99.7%	(0.1)	Points
YEAR-TO-DATE	2005	2004	Change
On-Time Performance [1]	77.5%	79.9%	(2.4)	Points
Completion Factor [2]	99.3%	99.5%	(0.2)	Points
January 2005 consolidated breakeven load factor [3,4]			81.6	Percent
January 2005 year-over-year consolidated RASM change			4.2	Percent
January 2005 year-over-year mainline RASM change			4.2	Percent
February 2005 estimated year-over-year consolidated RASM change			1.0-2.0	Percent
February 2005 estimated year-over-year mainline RASM change			2.0-3.0	Percent
February 2005 estimated average price per gallon of fuel, including fuel taxes			1.43	Dollars
February 2005 estimated consolidated breakeven load factor [3]			88	Percent
February 2005 actual consolidated load factor [5]			73.9	Percent
March 2005 estimated consolidated breakeven load factor [3]			84	Percent

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Mileage Completion Percentage
3 Consolidated load factor (including Continental Airlines and Continental Express) needed to break even on a consolidated net income basis. Actual consolidated breakeven load factor may vary significantly from estimates depending on actual passenger revenue yields, fuel price and other factors. Month-to-date consolidated load factor information can be found on Continental's Web site at continental.com in the Investor Relations-
Financial/Traffic Releases section.
4 Gains related to the contribution of XJT shares to the pension plan decreased the breakeven load factor by
6.4 percentage points.
5 Includes Continental Airlines and Continental Express

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